EXHIBIT 99



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SYNERGY RESOURCES CONSOLIDATES POSITION IN NE WATTENBERG GREENHORN PROSPECT WITH
ADDITIONAL LEASEHOLD

PLATTEVILLE, CO -- (Marketwired) -- 05/22/15 -- Synergy Resources Corporation (NYSE MKT: SYRG) ("Synergy") has agreed to purchase the remaining 35% working interest in the DJ Basin Greenhorn (AMI) owned by its non-operating partner, Foreland Investments LP. The transaction is scheduled to close on May 28th, subject to customary closing conditions. This acquisition gives Synergy a 100% working interest in the AMI and increases its acreage position in the AMI by 15,789 net acres. Upon closing Synergy will have approximately 93,000 net acres in the Greater Wattenberg, including 36,643 net acres in the Core Wattenberg and over 56,000 net acres in the NE Wattenberg Extension Area. The purchase price of the conveyed interests is $250 per net acre, payable in 323,745 restricted shares of Synergy's common stock, equating to approximately $3.95 million based on $12.19 price per share. William Scaff Jr., co-CEO, of Synergy commented, "Over the past twelve months we have been pursuing a higher working interest percentage in all of our operated assets both in the core of the Wattenberg Field and in the Extension Area. This acquisition in the AMI is consistent with that objective. We are pleased that our non-operating partner has chosen to receive payment in the form of restricted shares of our common stock, which we view as a vote of confidence in the Greenhorn prospect as they will be an equity partner going forward. We are preparing to spud the first well targeting the Greenhorn formation, the Conrad 44-1GHZ well. Ensign Rig #131 is on location and is currently rigging up."

ABOUT SYNERGY RESOURCES CORPORATION

     Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this press release regarding our financial position, business strategy, plans and objectives of management for future operations and industry conditions, and are forward-looking statements. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating, or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or

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industry  conditions,  nationally  and/or in the  communities  in which  Synergy conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, as well as other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations.

These forward-looking statements are based on current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Synergy's control.

CONTACT:

Investor Relations Contact:
Jon Kruljac
Synergy Resources Corporation
jkruljac@syrginfo.com
Tel (303) 840-8166

Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073
Source: Synergy Resources Corporation